UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2018

ZIVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

2804 Orchard Lake Road, Suite 202, Keego Harbor, Michigan 48320

(Address of principal executive offices and zip code)

(248) 452-9866

(Registrant's telephone number including area code)

Not applicable

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of the shareholders of Zivo Bioscience, Inc. (the “Company”) convened on November 7, 2018, shareholders elected the five nominees for the Company’s Board of Directors to serve until the next annual meeting of shareholders in 2019 and until his/her successor is elected and qualified. The results of the voting are shown below.

Proposal 1 – Election of Directors

Nominees	Votes For	Against	Abstain	Not Voted
Christopher D. Maggiore	81,665,107	292,969	-0-	81,312,643
Nola E. Masterson	81,035,707	922,369	-0-	81,302,643
John B. Payne	81,035,707	922,369	-0-	81,302,643
Philip M. Rice II	80,921,607	1,036,469	-0-	81,302,643
Robert O. Rondeau	80,680,707	1,277,369	-0-	81,302,643

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Dated: November 9, 2018	By:	/s/ Philip M. RICE II
Name: Philip M. Rice, II
Title: Chief Financial Officer